Exhibit 99.1

TALBOTS AGREES TO ACQUIRE J. JILL

- Creates Leading Brand Portfolio for the Age 35+ Market
- Accelerates Talbots Sales and Earnings Growth
- Highly Complementary Business Models
- Significant Cost Synergies Expected

HINGHAM, MA and QUINCY, MA, February 6, 2006 -- The Talbots, Inc. (NYSE: TLB), a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories, and The J. Jill Group, Inc. (NASDAQ: JILL), a multi-channel specialty retailer of women’s apparel, including accessories and footwear, today announced that they have signed a definitive merger agreement whereby Talbots will acquire all outstanding shares of J. Jill for $24.05 per share, in cash, for total equity consideration of approximately $517 million, net of option proceeds.

Talbots will finance the transaction with amounts drawn under a new $400 million credit facility, as well as cash on hand. The transaction is expected to be accretive to Talbots earnings in fiscal 2007, including synergies. Talbots ended fiscal 2005 with 1,083 stores and revenues of approximately $1.8 billion, while J. Jill finished the year with 200 stores and approximately $450 million of revenues. The combined company will be a leading multi-channel specialty retailer targeting the age 35+ market with 2005 pro forma annual revenues of approximately $2.3 billion, and 1,283 stores located in 47 states, the District of Columbia, Canada and the U.K.

Arnold B. Zetcher, Talbots Chairman, President and CEO, commented, “This transaction brings together two great brands, which share a strong customer-first culture and serve distinct yet complementary segments of the age 35+ female population. J. Jill’s focus on apparel for a sophisticated casual lifestyle, with artistically inspired styles, provides a perfect counterpoint to Talbots offering of updated modern classics.”

“Working together, we expect to capture the significant growth potential of the J. Jill brand and enhance shareholder value. We believe our proven expertise in managing a complex multi-channel operation will enable us to maximize the cost synergies of our similar business models, particularly in back-office functions.”

Mr. Zetcher concluded, “Our intent is to maintain each brand’s distinct identity and superior customer experience. Our current plan is to continue to operate separately areas such as merchandising, stores, catalog, web, marketing, visual and store design. At the same time, we believe we will benefit individually and collectively from the combined talent and expertise of our dedicated associates in both organizations. Finally, with this transaction, we are continuing to build a great portfolio of brands, which will accelerate our growth and strengthen our position as a leading apparel destination for this highly desirable customer demographic.”

Gordon Cooke, J. Jill’s Chairman, President and CEO commented, “J. Jill has evolved over the past 10 years from a multi-brand, catalog-only, market-sourced company to a successful multi-channel, private-label, national retailer. We have opened 200 stores in the past six years while maintaining a significant presence in both catalog and the Internet. I am most proud of the fact that we have achieved this growth while creating and maintaining an internal corporate culture in which there is an upbeat, highly motivated and collaborative environment with associates who passionately believe in J. Jill at every level throughout this organization. We have an extremely talented management team that has been enthusiastic and unwavering in its contributions to the growth and success of our brand.”

 “For all these reasons, we are very pleased about our combination with Talbots. In addition to providing a premium to J. Jill shareholders, this transaction is an excellent strategic fit for us. Talbots is a highly successful organization and operates a business model almost identical to that of J. Jill. As their neighbor on the South Shore of Massachusetts, we have always admired and respected their company and accomplishments. Further, both of our organizations share a mutual respect for our associates and customers, and we believe that Talbots many strengths and competencies will complement the core strategic value of the J. Jill brand. We are excited about the future growth opportunities that will be created as a result of this combination,” concluded Mr. Cooke.

J. Jill will continue to operate under its name and will retain its headquarters in Quincy, MA, which is located approximately seven miles from Talbots headquarters in Hingham, MA.

The Boards of Directors of each of Talbots and J. Jill have unanimously approved the transaction. The merger is expected to close in the second quarter of 2006 and is subject to approval by the stockholders of J. Jill, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

Merrill Lynch & Co. acted as exclusive financial advisor to Talbots and Peter J. Solomon Company acted as exclusive financial advisor to J. Jill. Dewey Ballantine LLP and Pitney Hardin LLP acted as legal advisors to Talbots and Kirkland & Ellis LLP and Foley Hoag LLP acted as legal advisors to J. Jill.

Talbots will host a conference call for the investment community at 10:00 AM eastern standard time to discuss this transaction. To listen to the live webcast, please log on to http://www.talbots.com/about/investor.asp. This call may be accessed by dialing (888) 694-4769, passcode TLB.

Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operated 1,083 stores at the end of fiscal 2005 – 535 Talbots Misses stores, including 20 Talbots Misses stores in Canada and three Talbots Misses stores in the United Kingdom; 290 Talbots Petites stores, including four Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 69 Talbots Kids stores; 112 Talbots Woman stores, including three Talbots Woman stores in Canada; 12 Talbots Mens stores; two Talbots Collection stores; and 23 Talbots Outlet stores. Its direct marketing operation circulated approximately 48 million catalogs worldwide in fiscal 2005. Talbots online shopping site is located at www.talbots.com.

The J. Jill Group is a multi-channel specialty retailer of women's apparel, including accessories and footwear. The Company currently markets its products through its retail stores, catalogs and website www.jjill.com. J. Jill is designed to appeal to active, affluent women age 35 and older.

TALBOTS CONTACTS:

Julie Lorigan
Vice President, Investor Relations
The Talbots, Inc.
781-741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
The Talbots, Inc.
781-741-4019

Stacy Berns/Melissa Jaffin -- Investor/Media Relations
Berns Communications Group
(212) 994-4660

J. JILL CONTACTS:

Media Contacts:
Joele Frank, Wilkinson Brimmer Katcher
Judith Wilkinson/Sharon Goldstein, 212-355-4449

Investor Contacts:
The J. Jill Group
Olga L. Conley, 617/376-4300
URL: http://www.jjill.com
or
Integrated Corporate Relations, Inc.
Chad Jacobs/Brendon Frey, 203-682-8200

IMPORTANT LEGAL INFORMATION

This communication is being made in respect of the proposed merger involving The Talbots, Inc. and The J. Jill Group, Inc. In connection with the proposed merger, The J. Jill Group, Inc. intends to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, THE J. JILL GROUP, INC.’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and other documents (along with any other documents and reports filed by The J. Jill Group, Inc. with the SEC) will be available free of charge at the SEC’s website, www.sec.gov. The J. Jill Group, Inc. stockholders will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Investor Relations, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, MA 02169. Such documents are not currently available.

The J. Jill Group, Inc. and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding The J. Jill Group, Inc.’s directors and executive officers is available in The J. Jill Group, Inc.’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 14, 2005, and the Form 4s filed by The J. Jill Group, Inc. directors and executive officers since April 14, 2005. Additional information regarding the interests of such individuals will be included in the proxy statement and the other relevant documents filed by The J. Jill Group, Inc. with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

The statements, analyses and other information contained herein, and the information which will be included in the conference call and in related materials on each company’s website, relating to the proposed acquisition and anticipated results, synergies, benefits, savings and future financial and operating performance and financial condition, with respect to each of Talbots, J. Jill and the combined operations and businesses, and the contingencies and uncertainties to which Talbots and J. Jill may be subject, as well as other statements and information including words such as “expect,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” and other similar expressions or variations of such words or expressions, are “forward-looking statements” under The Private Securities Litigation Reform Act of 1995. Such statements are made based on management’s current expectations, assumptions, estimates and projections and involve significant risks and uncertainty. Actual results may differ materially. All of such forward-looking statements are as of the date of this release only. Management can give no assurance that such forward-looking information will prove to be correct and does not undertake to, and disclaims any obligation to, update or revise any such forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any such projected or expected results or conditions will not be realized.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the risk that the acquisition will not be consummated, the risk that the business will not be successfully integrated, the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that the acquisition will disrupt Talbots or J. Jill’s core businesses, the effect of regulatory conditions, if any, imposed by regulatory agencies, transaction costs, the reaction of Talbots and J. Jill customers and suppliers to the transaction, diversion of management time on merger-related issues, any different or increased negative trends in regular-price or markdown selling, effectiveness and profitability of new concepts, acceptance of Talbots and J. Jill fashions, ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, ability to sell merchandise at regular prices as well as ability to successfully execute major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending and consumer confidence, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in each company’s periodic reports filed with the Securities and Exchange Commission and available on each company’s website under investor relations matters and you are urged to carefully consider all such factors.

Non-GAAP Information

The reference to pro forma annual revenues is used in this release because it may be helpful to investors to understand what the combined revenues of the Company and J. Jill could look like on a pro forma basis. Pro forma annual revenues should not be considered as a measure of or substitute for financial performance under accounting principles generally accepted in the United States.